SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2004

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

ITEM 8.01. OTHER EVENTS

I-many, Inc., a Delaware corporation (the “Company”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission (“SEC”) its press release dated December 3, 2004 announcing that it has signed a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Selectica, Inc. (NASDAQ: SLTC), to merge the Company with a subsidiary of Selectica (the “Merger”). Under the terms of the Merger Agreement, Selectica will pay $1.55 per share in cash for all outstanding shares of the Company’s common stock, for a total transaction value of approximately $70 million. The transaction has been approved by the boards of directors of both companies and is subject to customary closing conditions, including regulatory review and the approval of the Company’s stockholders. The Merger is expected to be completed in the first calendar quarter of 2005.

Additional Information about the Transaction

This Form 8-K is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, and is not intended to be a proxy solicitation.

The Company will file a proxy statement and other documents with the Securities and Exchange Commission regarding the Merger, and other matters. A definitive proxy statement will be sent to the Company’s stockholders, seeking their approval of the Merger and the Merger Agreement. You should read the proxy because it includes important information about the Merger. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by the Company with the SEC, for free, at the SEC’s website, www.sec.gov. Copies of the proxy statement and other documents filed by the Company with the SEC may also be obtained, for free, by directing your request to Kevin Harris, I-many, Inc., 732-452-1515, kharris@I-many.com.

Participants in the Transaction

The Company and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of the Company stockholders. These individuals may have an interest in the Merger, including as a result of holding options or shares of the Company common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

ITEM 9.01(c) EXHIBITS

99.1	Press Release dated December 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

Dated: December 3, 2004